EXHIBIT 99.2

FOR IMMEDIATE RELEASE

Contact:
R. Bruce Dewey
President and CEO
(770) 644-6700

 Simione Central Holdings, Inc. Announces Fourth Quarter and Annual 1999 Results

Atlanta, GA, March 29, 1999- Simione Central Holdings, Inc. (NASDAQ: SCHI - D), a leading home health care information systems and services provider, today announced results for the three months and year ended December 31, 1999.
Financial statements for the year ended December 31,1998 reflect changes in reporting classification of non-recurring charges to allow consistent comparison to the December 31,1999 financial statements. Earnings per share data has been adjusted to reflect the one for five reverse split effected on March 7, 2000.

For the fourth quarter ended December 31, 1999, total revenues were $5.5 million compared with total revenues of $5.2 million during the fourth quarter of 1998, or a 6.4% increase. Fourth quarter 1999 loss from operations before non-recurring charges was $5.1 million, or $2.93 per share, compared with fourth quarter 1998 loss from operations before non-recurring charges of $4.5 million, or $2.66 per share. Fourth quarter 1999 loss from operations including non-recurring charges was $5.1 million, or $2.93 per share, compared with fourth quarter 1998 loss from operations including non-recurring charges of $2.4 million, or $1.39 per share. The non-recurring charges incurred during the fourth quarter of 1998 were due to one-time restructuring costs associated with the termination of Simione's contracts with Columbia/HCA.

For the year ended December 31, 1999, total revenues were $25.8 million compared with total revenues of $41.6 million for the year ended December 31, 1998, or a 38.1% decrease. Loss from operations before non-recurring charges for the year ended December 31, 1999 was $10.4 million, or $5.95 per share, compared with loss from operations before non-recurring charges for the year ended December 31, 1998 of $7.4 million, or $4.32 per share. Loss from operations including non-recurring charges for the year ended December 31, 1999 was $10.4 million, or $5.95 per share, compared with the loss from operations including non-recurring charges for the year ended December 31, 1998 of $12.2 million, or $7.11 per share. The non-recurring charges incurred during 1998 were due to one-time restructuring costs associated with the termination of the Columbia/HCA contracts and the decision to eliminate certain legacy development projects.

Reduction of operating costs was a major initiative during 1999. To that objective, consolidation of office space and reduction of related office rental expense were a specific target. As of January 1999, the prior years' combinations of the Dezine, Benchmark, Simione Consulting, InfoMed and Kiyo businesses resulted in the Company having twelve locations with fixed office rents and related costs of approximately $2.3 million annually. As of January 2000, after the acquisition of the Tropical and CareCentric businesses and before the merger with MCS, which was completed on March 7, 2000, the Company had nine locations with fixed office rents and related costs of approximately $1.6 million annually. Cost reduction programs are currently in progress to further consolidate office space in New Jersey and California resulting in an additional annual reduction of $100,000 in office rents and related costs.

Simione Central provides information systems and consulting services to over 2,500 customers. Simione Central provides freestanding, hospital-based and multi-office home health care providers (including certified, private duty, staffing, HME, IV therapy, and hospice) complete information solutions that address all aspects of home care operations. With offices nationwide, the company is headquartered in Atlanta, Georgia. With the recently completed merger with MestaMed (MCS), Simione Central is the most experienced HME management information systems vendor in the alternate site marketplace.

Note regarding Private Securities Litigation Reform Act: Statements made in this press release which are not historical facts, including projections, statements of plans, objectives, expectations, or future economic performance, are forward looking statements that involve risks and uncertainties and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. The Company's future financial performance could differ significantly from that set forth herein, and from the expectations of management. Important factors that could cause the Company's financial performance to differ materially from past results and from those expressed in any forward looking statements include, without limitation, variability in quarterly operating results, customer concentration, product acceptance, long sales cycles, long and varying delivery cycles, the Company's dependence on business partners, emerging technological standards, risks associated with acquisitions and the risk factors detailed from time to time in the Company's Registration Statement on Form S-4 (File No. 333-96529) and in the Company's periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

                       - - FINANCIAL HIGHLIGHTS FOLLOW - -

                         SIMIONE CENTRAL HOLDINGS, INC.

                   CONSOLIDATED STATEMENTS OF LOSS (unaudited)
                                ($ in thousands)



                                                       Three Months Ended December 31,                Year Ended December 31,
                                                     --------------------------------------   --------------------------------------
                                                            1999                  1998               1999                 1998
                                                     -----------------      ---------------   -----------------    -----------------
                                                        (unaudited)                               (unaudited)
Net revenues:
    Software and services                                       3,361                1,960              14,693               27,523
    Agency support                                                139                1,050               1,541                6,936
    Consulting services                                         2,004                1,412               7,299                6,437
    Columbia settlement fee                                         -                  750               2,250                  750
                                                     -----------------      ---------------   -----------------    -----------------
        Total net revenues                                      5,504                5,172              25,783               41,646

Costs and expenses:
    Cost of revenues                                            3,690                4,986              16,446               26,091
    Selling, general and administrative                         4,452                2,712              13,346               13,823
    Research and development                                    1,260                1,415               3,968                6,741
    Amortization and depreciation                               1,135                  615               3,546                2,392
    Restructuring and other charges                                 -               (2,162)             (1,140)               5,011
                                                     -----------------      ---------------   -----------------    -----------------
         Total costs and expenses                              10,537                7,566              36,166               54,058
                                                     -----------------      ---------------   -----------------    -----------------
    Loss from operations                                       (5,033)              (2,394)            (10,383)             (12,412)
Other income (expense):
    Interest expense                                             (125)                (108)               (242)                (183)
    Interest and other income                                      17                  120                 204                  424
                                                     -----------------      ---------------   -----------------    -----------------
Net loss                                                       (5,141)              (2,382)            (10,421)             (12,171)
                                                     =================      ===============   =================    =================
Net loss per share - basic and diluted                          (2.93)               (1.39)              (5.95)               (7.11)
                                                     =================      ===============   =================    =================
Weighted average common shares - basic and
diluted                                                         1,757                1,709               1,750                1,709
                                                     =================      ===============   =================    =================